UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2007

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant

(b) This Amendment amends our Current Report on Form 8-K filed on May 8, 2007, which relates to changes in our independent registered public accounting firm. As previously disclosed, on May 2, 2007, the audit committee of our Board of Directors recommended to appoint PricewaterhouseCoopers LLP, which we refer to as PricewaterhouseCoopers below, as our independent registered public accounting firm to audit our financial statements beginning with the financial statements as of and for the year ending December 31, 2007 and to review our interim financial statements beginning with the financial statements as of and for the quarter ending June 30, 2007. The appointment of PricewaterhouseCoopers was dependent upon satisfactory completion by PricewaterhouseCoopers of certain customary pre-client acceptance procedures.

On May 23, 2007, PricewaterhouseCoopers accepted appointment as our independent registered public accounting firm to audit our financial statements beginning with the financial statements as of and for the year ending December 31, 2007, and to review our interim financial statements beginning with the financial statements as of and for the quarter ending June 30, 2007.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through May 23, 2007, neither we, nor anyone on our behalf, consulted with PricewaterhouseCoopers regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did PricewaterhouseCoopers provide written or oral advice to us that PricewaterhouseCoopers concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2007

CNET Networks, Inc.

By:	/s/George E. Mazzotta
Name: George E. Mazzotta
Title: Chief Financial Officer